                                                                    EXHIBIT 11.1

                               REDWOOD TRUST, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                                                                Three Months      Nine Months
                                                                                    Ended            Ended
                                                                                September 30,    September 30,
                                                                                    2000             2000
                                                                                -------------    -------------
BASIC:
          Average common shares outstanding ...............................        8,789,966        8,788,127
                                                                                 -----------      -----------

                Total .....................................................        8,789,966        8,788,127
                                                                                 ===========      ===========

          Net Income ......................................................      $ 4,878,324      $11,248,733
                                                                                 ===========      ===========

          Per Share Amount ................................................      $      0.55      $      1.28
                                                                                 ===========      ===========


DILUTED:
          Average common shares outstanding ...............................        8,789,966        8,788,127
          Net effect of dilutive stock options outstanding
              during the period -- based on the treasury stock method .....          118,433           90,252
                                                                                 -----------      -----------

                Total .....................................................        8,908,399        8,878,379
                                                                                 ===========      ===========

          Net Income ......................................................      $ 4,878,324      $11,248,733
                                                                                 ===========      ===========

          Per Share Amount ................................................      $      0.55      $      1.27
                                                                                 ===========      ===========

                               REDWOOD TRUST, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                                                                Three Months       Nine Months
                                                                                    Ended             Ended
                                                                                September 30,     September 30,
                                                                                    1999              1999
                                                                                -------------    -------------
BASIC:
          Average common shares outstanding ...............................        9,481,418        10,090,305
                                                                                 -----------       -----------

                Total .....................................................        9,481,418        10,090,305
                                                                                 ===========       ===========

          Net Income ......................................................      ($3,738,178)      $ 4,625,047
                                                                                 ===========       ===========

          Per Share Amount ................................................      $     (0.39)      $      0.46
                                                                                 ===========       ===========


DILUTED:
          Average common shares outstanding ...............................        9,481,418        10,090,305
          Net effect of dilutive stock options outstanding
              during the period -- based on the treasury stock method .....           89,513            99,320
                                                                                 -----------       -----------

                Total .....................................................        9,570,931        10,189,625
                                                                                 ===========       ===========

          Net Income ......................................................      ($3,738,178)      $ 4,625,047
                                                                                 ===========       ===========

          Per Share Amount ................................................      $     (0.39)      $      0.45
                                                                                 ===========       ===========